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                                                                   Exhibit 23.3





                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-81208 of Glycogenesys, Inc. on Form S-3 of our report dated May 29, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K/A of Glycogenesys, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP



Boston, Massachusetts


June 11, 2002